Exhibit 99.1

ICR Conference January 13 th , 2020

ICR Conference 2020 2 Safe Harbor Disclosure This presentation contains certain “forward - looking” statements within the meaning of the Private Securities Litigation Reform A ct of 1995, such as statements regarding the Company’s expected financial performance, including revenues, organic growth, adjusted EPS, and adju ste d free cash flow; the market share, expected growth and consumption trends for the Company’s brands; the expected cost of transition to a new l ogi stics provider; the impact of brand - building and product innovation and the related impact on the Company’s revenues; the Company’s disciplined capi tal allocation; the Company’s use of cash to pay down debt; the Company’s international performance and the impact of retailer destocking. Wo rds such as “trend,” “continue,” “will,” “expect,” “project,” “anticipate,” “likely,” “estimate,” “may,” “should,” “could,” “would,” and similar e xpr essions identify forward - looking statements. Such forward - looking statements represent the Company’s expectations and beliefs and involve a number of kno wn and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or imp lie d by such forward - looking statements. These factors include, among others, general economic and business conditions, regulatory matters, compet iti ve pressures, consumer trends, retail inventory management initiatives, supplier issues, the impact of the transition to a new third party log istics provider, unexpected costs or liabilities, and other risks set forth in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Fo rm 10 - K for the year ended March 31, 2019. You are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date this presentation. Except to the extent required by applicable law, the Company undertakes no obligation to update any forward - lookin g statement contained in this presentation, whether as a result of new information, future events, or otherwise. All adjusted GAAP numbers presented are footnoted and reconciled to their closest GAAP measurement in the attached reconcilia tio n schedule or in our October 31, 2019 earnings release in the “About Non - GAAP Financial Measures” section.

ICR Conference 2020 3 Contents I. Introduction to Prestige Consumer Healthcare II. Long - Term Growth Through Brand Building III. Financial Profile & Capital Allocation Strategy

I. Introduction to Prestige Consumer Healthcare

ICR Conference 2020 5 Source: Company records Helping Consumers Care for Themselves infections treated annually doses of pain relief per week throat drops for every cold season eye drops per year

ICR Conference 2020 6 Diversified Portfolio of Leading, Trusted Consumer Healthcare Brands * FY’19 Revenues, Excludes Divested Household Cleaning Segment & Other OTC (less than 1%) Total Sales* by Category 27% 17% 12% 11% 11% 12% 10% Women’s Health GI Analgesics Cough / Cold Oral Care Eye & Ear Care Dermatologicals #1 Brands Represent Two - Thirds of Total Sales* #1 Feminine Hygiene #1 Vaginal Anti - Fungal #1 Enemas & Suppositories #1 Motion Sickness #1 Powdered Analgesic #1 Sore Throat Liquids/Lozenge #1 Allergy & Redness Relief Drop #1 Wart Removal #1 Lice/Parasite Treatments

ICR Conference 2020 7 $ Business Positioned for Long - Term Success History of Market Share Gains & Growth 78% (1) Solid Financial Profile Generates Durable Cash Flows OTC Attributes Structural Tailwind to Portfolio Leading Brands Across Niche Categories

ICR Conference 2020 8  Industry - leading financial profile  Consistent and strong FCF generation  Enables capital allocation opportunities  Disciplined capital allocation priorities  8+ strategic M&A transactions since CY 20 1 3  Completed $50 million stock buyback in FY20 Proven, Consistent & Repeatable Strategy  Positioned for long - term 2% to 3% (1) Organic growth  Brand building to drive long - term success Cash Generation Capital Allocation Options

II. Long - Term Growth Through Brand Building

ICR Conference 2020 10 Portfolio Supported by Consumer Megatrends Health Care Dynamics Consumer Dynamics Business Opportunity Boomers Accelerating Demand for Health Care Growing Incidence of Chronic Disease Millennials Interest in Health & Wellness Employers Shift Responsibility to Employees ACA Increasing Demand with More Newly Insured Shortage of Primary Care Physicians Increasing Focus on Wellness and Self - Care $450 Billion Self - Care Market Opportunity

ICR Conference 2020 11 Well Positioned in an Evolving & Growing Retail Environment Retail Traffic Driver Long - Term Brand Building Toolkit  Need - based products sought by consumers, beginning a basket of purchases  Retailers dedicating more shelf space to Health and Wellness “self - care” product  Retail channel agnostic ; placement & content opportunities in e - commerce and other channels  Develop and understand consumer insights  Wide - ranging and flexible brand strategies focused on growing categories  Leverage long - standing brand heritage with focused digital and content marketing  New product and claim development that are key to category growth  New channel development opportunities Brand - Building Differentiates versus Private Label and Branded Competition

ICR Conference 2020 12 Investment Across Key Brands Drives Organic Growth Long - Term 2% to 3% Sales Growth Target Long - Term Organic Growth Target (approximate): # of Brands Sales Contribution to Portfolio (Approximate %) Invest for Growth Manage for Cash Power Core Core International Other OTC 10% 50% 3 0% 10% 3%+ 1 - 3% 5%+ - 4% to - 8% 5 12 18+ 40+ Representative Brands

Proven Long-Term Success of Brand Building

Dramamine

Innovation reduces barriers to entry and adds new users

2x+

~$60M
Retail Sales*

Original	Less Drowsy	Kids	Non-Drowsy	Multi-Symptom
Revitalized Packaging	More Impactful Claims	New Form	New Formulation	New Category


ORIGINAL FORMULA
Dramamine
MOTION SICKNESS RELIEF


Dramamine
MOTION SICKNESS RELIEF


Dramamine
for kids


NON-DROWSY
Dramamine


Dramamine-N
NAUSEA

2012

2018

*U.S. IRI MULO + C-store for the 52 weeks ended 3-24-19

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ICR Conference 2020 14 Continuing to Win Across Categories Through Brand Building Top PBH Brands Rank U.S. Market Share* FY19 vs Category Summer’s Eve #1 55% Monistat #1 60% BC/Goody’s #1 100%/5%*** Clear Eyes #1 25% DenTek #2 25% Dramamine #1 50% Luden’s #3 5% Fleet #1 50% Compound W #1 45% Chloraseptic #1 45% Nix #1 20% Hydralyte** #1 90% *Approximate Market Share Reflects U.S. IRI MULO + C - store for the 52 weeks ended 3 - 24 - 19 **Hydralyte is IRI Australia data for the Grocery and Pharmacy channel for the 52 weeks ended 3 - 17 - 19 ***Represents share in analgesic powders and analgesic tabs/powders respectively 10 of 12 Top Brands Are Market Leaders ~2.5x Average Share vs. Largest Competitor History of Winning Continued in FY19

III. Financial Profile and Capital Allocation Strategy

ICR Conference 2020 16 Key Attributes and Positioning  Debt at September 30 of ~$1.7 billion and leverage ratio of 5.0x (2) – Target leverage ratio of between 3.5x to less than 5.0x – Expect to reach ~ 4.7x leverage by year - end FY 20 if remaining cash flows used for debt reduction  High Free Cash Flow Generation – Portfolio characteristics drives solid EBITDA margins – Strong cash flow conversion (minimal capital outlays, low cash tax rate)  A&P reinvestment to drive top - line growth  Maintain approximate mid - 30s EBITDA margin over time Cash Generation: Strong Financial Profile Enables Capital Allocation Alternatives Capital Deployment Share Repurchases 3 Pursue M&A that is Accretive to Shareholders 4 Continued Strategy of De - Leveraging 2 Invest in Current Brands to Drive Organic Growth 1 Capital Allocation Priorities

ICR Conference 2020 17 128% 124% 108% 103% 98% 96% 88% 84% 81% 9% 4% 4% 4% 11% 5% 5% 4% 5% CHD CL PG EPC CLX ENR HELE JNJ Best - in - Class Free Cash Flow Conversion Source: FactSet data as of January 7, 2019; comparable set includes selected HPC companies Note: Free Cash Flow Conversion defined as Calendar 2019 Non - GAAP Operating Cash Flow less Capital Expenditures over Adjusted Net Income; Adj . Free Cash Flow Yield defined as Free Cash Flow divided by Market Cap as of December 31, 2019 FCF Yield: FCF Conversion:

ICR Conference 2020 18 ~5.0x ~4.3x ~4.3x ~5.2x ~5.0x ~5.7x ~5.2x ~5.0x ~4.7x FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 E Leverage Ratio (2) $67 $127 $131 $165 $185 $197 $208 $202 $200+ FY 12 FY 13 FY 14 FY 15 FY 16 FY 17 FY 18 FY 19 FY 20 E Strong and Consistent Cash Flow Leads to Rapid De - Levering Dollar values in millions . * Peak leverage of 5.75x at close of the Insight Acquisition in September 2014 Adjusted Free Cash Flow (3)(4) *

ICR Conference 2020 19 FY 20 Full Year Organic Outlook Unchanged  Continue to gain market share with consumers and grow categories for retailers  Expect continued strong international performance  Portfolio of need - based brands continues to be well positioned for long - term growth, despite continued inventory reduction at retail that are expected to continue into Fiscal 2021  Reported Revenue of $947 to $957 million, Organic Revenue (1) expected to be approximately flat – Expect Q3 and full - year consumption growth of ~2%, in excess of shipment growth – Expect no change to retailer de - stocking trends, particularly in the drug channel  Adjusted EPS approximately flat ($2.76 to $2.83) (5)  Adjusted Free Cash Flow (4) of $ 200 million or more  Continue to execute disciplined capital allocation strategy  Target Leverage Ratio (2) of 4.7x by fiscal year end Top Line Trends Free Cash Flow & Allocation EPS Revenue

ICR Conference 2020 20 Our Long - Term Value Creation Strategy Strong and Consistent Free Cash Flow Generation Long - Term Topline Organic Growth of 2 .0% to 3.0% (1) Efficient and Value - Maximizing Capital Allocation Shareholder Value Enhancement Long - Term E.P.S. Growth Upside Potential Share Repurchases Accretive M&A

ICR Conference 2020 21 Appendix (1) Organic Revenue is a Non - GAAP financial measures and is reconciled to the most closely related GAAP financial measure and defined in our September 30, 2019 earnings release in the “About Non - GAAP Financial Measures” section . (2) Leverage ratio reflects net debt / covenant - defined EBITDA. (3) Adjusted Free Cash Flow and Net Debt are Non - GAAP financial measures and are reconciled to their most closely related GAAP financial measures in the attached Reconciliation Schedules and / or in our September 30, 2019 earnings release in the “About Non - GAAP Financial Measures” section. (4) Adjusted Free Cash Flow for FY 20 is a projected Non - GAAP financial measure, is reconciled to projected GAAP Net Cash Provided by Operating Activities in the attached Reconciliation Schedules and / or in our September 30, 2019 earnings release in the “About Non - GAAP Financial Measures” section and is calculated based on projected Net Cash Provided by Operating Activities less projected capital expenditures plus payments associated with the integration of our new logistics provider . (5) Adjusted EPS for FY 20 is a projected Non - GAAP financial measure, is reconciled to projected GAAP EPS in the attached Reconciliation Schedules and / or in our earnings release in the “About Non - GAAP Financial Measures” section and is calculated based on projected GAAP EPS plus adjustments relating to the integration of our new logistics provider.

Reconciliation Schedules

Adjusted Free Cash Flow

	2013	2014	2015	2016	2017	2018	2019
GAAP Net Income	$ 65,505	$ 72,615	$ 78,260	$ 99,907	$ 69,395	$ 339,570	$ (35,800)
Adjustments							
Adjustments to reconcile net income to net cash provided by operating activities as shown in the statement of cash flows	59,497	52,562	65,998	98,181	92,613	(113,698)	233,400
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the statement of cash flows	12,603	(11,945)	13,327	(21,778)	(13,336)	(15,762)	(8,316)
Total adjustments	72,100	40,617	79,325	76,403	79,277	(129,460)	225,084
GAAP Net cash provided by operating activities	**137,605**	**113,232**	**157,585**	**176,310**	**148,672**	**210,110**	**189,284**
Purchases of property and equipment	(10,268)	(2,764)	(6,101)	(3,568)	(2,977)	(12,532)	(10,480)
Non-GAAP Free Cash Flow	**127,337**	**110,468**	**151,484**	**172,742**	**145,695**	**197,578**	**178,804**
Premium payment on 2010 Senior Notes	-	15,527	-	-	-	-	-
Premium payment on extinguishment of 2012 Senior Notes	-	-	-	10,158	-	-	-
Accelerated payments due to debt refinancing	-	4,675	-	-	9,184	182	-
Integration, transition and other payments associated with acquisitions	-	512	13,563	2,461	10,448	10,358	10,902
Pension contribution	-	-	-	-	6,000	-	-
Additional income tax payments associated with divestitures	-	-	-	-	25,545	-	12,656
Total adjustments	-	20,714	13,563	12,619	51,177	10,540	23,558
Non-GAAP Adjusted Free Cash Flow	**$ 127,337**	**$ 131,182**	**$ 165,047**	**$ 185,361**	**$ 196,872**	**$ 208,118**	**$ 202,362**

Dollar values in thousands

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ICR Conference 2020 23 Reconciliation Schedules (Continued) Projected EPS Projected Free Cash Flow 2020 Projected EPS Low High Projected FY'20 GAAP EPS 2.61$ 2.68$ Adjustments: Integration of new logistics provider (a) 0.15 0.15 Total Adjustments 0.15 0.15 Projected Non-GAAP Adjusted EPS 2.76$ 2.83$ 2020 Projected Free Cash Flow (In millions) Projected FY'20 GAAP Net Cash provided by operating activities 205$ Additions to property and equipment for cash (15) Projected Non-GAAP Free Cash Flow 190 Payments associated with integration of new logistics provider 10 Projected Non-GAAP Adjusted Free Cash Flow 200$ a) Represents costs to integrate our new logistics provider into our operations.